UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 19, 2006 (October 17, 2006)

BANCORP RHODE ISLAND, INC.

(Exact name of registrant as specified in its charter)

Rhode Island

(State or other jurisdiction of incorporation)

333-33182	05-0509802
(Commission File Number)	(IRS Employer Identification Number)

One Turks Head Place, Providence, Rhode Island 02903

(Address of principal executive offices)

(401) 456-5000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

ITEM 5.02.	DEPARTURE OF DIRECTOR; APPOINTMENT OF DIRECTOR

On October 17, 2006, Michael E. McMahon, 58, was appointed to the Boards of Directors of Bancorp Rhode Island, Inc. (the “Registrant”) and Bank Rhode Island, the Registrant’s wholly owned subsidiary (the “Bank”), effective October 18, 2006. Mr. McMahon replaces Margaret D. Farrell who resigned as a member of the Boards of Directors of the Registrant and the Bank as of the conclusion of the October 17, 2006 meetings thereof.

Mr. McMahon was also appointed to the Compensation Committees of the Registrant and the Bank, replacing Edward Mack who serves as chairman of the Bank’s Technology and Operations Committee, which was formed in February 2006, and is a member of the Bank’s Directors Loan Committee.

Since July 2006, Mr. McMahon has been a partner of Pine Brook Road Partners LLC, a private equity firm located in New York City of which he is also a founder. From January 2003 to July 2006, Mr. McMahon served as Executive Director of the Rhode Island Economic Development Corporation, Chairman of the Quonset Development Corporation in North Kingstown, Rhode Island and Chairman of the Slater Technology Fund in Providence, Rhode Island. From 2000 to 2003, he was a founder and partner of RockPort Capital Partners, a venture capital firm located in Boston, Massachusetts focused on the energy, power, environmental and engineered materials sectors. Previously, Mr. McMahon served as a managing director and head of the global energy investment banking departments at Lehman Brothers and Salomon Brothers. Mr. McMahon received a Bachelors Degree in American Civilization from Brown University and was a member of the Program for Management Development at the Harvard Business School. A copy of the Registrant’s press release regarding the above is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

ITEM 9.01.	FINANCIAL STATEMENTS AND EXHIBITS

(c)	Exhibits

99.1	Press Release dated October 17, 2006

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BANCORP RHODE ISLAND, INC.

By:	/s/ Linda H. Simmons
___________________________________

Linda H. Simmons

Chief Financial Officer

Date: October 19, 2006